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                                                                     EXHIBIT 8.2


TELEPHONE: (415) 442-0900                                     SPEAR STREET TOWER
FACSIMILE: (415) 442-1010                                             ONE MARKET
                                                                   SAN FRANCISCO
                                                                CALIFORNIA 94105
                                                                 www.brobeck.com

                                January 10, 2000

Broadcom Corporation
16215 Alton Parkway
Irvine, CA 92618

Ladies and Gentlemen:

        This opinion is being delivered to you in connection with the preparation and filing with the Securities and Exchange Commission of a Form S-3 Registration Statement (the "Registration Statement") relating to the shares of Broadcom Class B common stock that may be issued from time to time in exchange for exchangeable shares of HH Acquisition Inc., a Canadian corporation (the "Exchangeable Shares"), and shares of Broadcom Class A common stock into which such shares of Class B common stock are convertible. Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Registration Statement.

        We have acted as legal counsel to Broadcom Corporation in connection with the filing of the Registration Statement. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the Registration Statement (including all schedules and exhibits thereto). We have also examined such other instruments and documents related to Broadcom Corporation and its subsidiaries, the Exchangeable Shares, the Class A common stock and the Class B common stock as we have deemed necessary or appropriate.

        In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading "United States federal tax considerations," insofar as they constitute statements of law or legal conclusions, are correct in all material respects. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth in the Registration Statement under the heading "United States federal income tax considerations."

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                       [BROBECK PHLEGER & HARRISON LOGO]

Broadcom Corporation                                            January 10, 2000
                                                                          Page 2

        In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

        1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.

        2. We express no opinion as to any matters except as specifically set forth above or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

        This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the of the exchange of exchangeable shares, including any amendments to the Registration Statement. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent.


                                            Very truly yours,



                                            BROBECK, PHLEGER & HARRISON LLP